This report is signed on behalf of the registrant in the City of St. Paul and State of Minnesota on The 29th day of August 2006.

                                            MAIRS AND POWER GROWTH FUND, INC.


                                            By /s/ William B. Frels
                                               ---------------------------------
                                               William B. Frels, President

WITNESS


/s/ Jon A. Theobald
----------------------------------
Jon A. Theobald, Secretary